H&J Associates, LLC

November 13, 2000

Fashion Tech International, Inc.
311 South State Street, Suite 460
Salt Lake City, Utah 84663


Dear Sirs:

This is to confirm that the client-auditor relationship between Fashion Tech International,
Inc. (Commission file  Number  00293231-NY)  and  H&J
& Associates, LLC (formerly Jones,  Jensen  &
Company) has ceased.

Sincerely,

/s/ HJ& Associates, LLC
     HJ& Associates, LLC
(Formerly Jones, Jensen & Company)

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 905
     450 Fifth Street, N.W.
     Washington D.C. 20549

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